SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2007

Broadridge Financial Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Journal Square Plaza Jersey City, NJ	07306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 714-3000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 29, 2007, Broadridge Financial Solutions, Inc. (the “Company”) completed its offering of $250 million in aggregate principal amount of 6.125% Senior Notes due 2017 (the “Senior Notes”). In connection with the pricing of the offering, on May 23, 2007, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the underwriters listed in Schedule I thereto (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Senior Notes were issued pursuant to an Indenture, dated as of May 29, 2007 (the “Base Indenture”), by and among the Company and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of May 29, 2007 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company and U.S. Bank National Association, as trustee. The Indenture provides for the issuance and sets forth the terms of the Company’s Senior Notes. The Indenture contains customary covenants, including covenants restricting the Company’s ability to create or incur liens securing indebtedness for borrowed money and to enter into certain sale-leaseback transactions, as well as other customary provisions. The Indenture also contains covenants regarding the purchase of the notes upon a change of control triggering event.

The form of Base Indenture was previously submitted as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on May 22, 2007 (File No. 333-143141). Copies of the executed Base Indenture, the Supplemental Indenture and the Form of Senior Note are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Senior Notes will mature on June 1, 2017 and bear interest at a rate of 6.125% per annum. Interest on the Senior Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2007. The Senior Notes are unsecured senior obligations of the Company and rank equally with its other unsecured and unsubordinated obligations.

The Senior Notes may be redeemed in whole or in part at any time at the Company’s option at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments on the Senior Notes discounted to the redemption date on a semi-annual basis at a government treasury rate plus 0.25% plus accrued but unpaid interest to the redemption date.

From time to time in the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or investment banking transactions with the

Company and its affiliates. In addition, certain of the Underwriters and their affiliates are lenders under the Company’s interim revolving credit facility, for which these Underwriters and affiliates have been paid customary fees. The Company’s outstanding borrowings under this interim revolving credit facility will be repaid with the proceeds of the sale of the Senior Notes. In addition, certain of the Underwriters and their affiliates have committed to become lenders under the Company’s five-year credit facility, for which these Underwriters or affiliates have been and will be paid customary fees. Certain of the underwriters and their affiliates are customers of the Company.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Reference is made to Item 1.01 and the description of the Senior Notes and the Indenture contained therein, each of which is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 23, 2007, by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the underwriters listed in Schedule I thereto.

4.1	Indenture, dated May 29, 2007, by and among the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated May 29, 2007, by and among the Company and U.S. Bank National Association, as trustee.

4.3	Form of 6.125% Senior Note due 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 29, 2007

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 23, 2007, by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the underwriters listed in Schedule I thereto.

4.1	Indenture, dated May 29, 2007, by and among the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated May 29, 2007, by and among the Company and U.S. Bank National Association, as trustee.

4.3	Form of 6.125% Senior Note due 2017